UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): August 10, 2017

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  500 Jackson Street P.O. Box 3005  Columbus, IN  47202-3005
(Address of principal executive offices, including zip code)

           (812) 377-5000
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Item 8.01.                          Other Events.

On August 10, 2017, Mark A. Smith, Vice President, Financial Operations of Cummins Inc. (the “Company”), entered into a pre-arranged stock trading plan (the “Smith 10b5-1 Plan”) to exercise options to purchase a limited number of shares of the Company’s common stock, par value $2.50 per share (the “Common Stock”), and to sell a portion of the shares acquired on exercise.  The Smith 10b5-1 Plan allows for the exercise of options to purchase a maximum of 820 shares of Common Stock if the Common Stock reaches a specified market price during the period commencing 60 days after adoption of the Smith 10b5‑1 Plan and continuing until the options to purchase all 820 shares have been exercised and the acquired shares sold or held as set forth in the Smith 10b5-1 Plan, or August 10, 2018, whichever occurs first.  Of the 820 shares acquired upon exercise, 484 shares will be sold contemporaneously with the exercise and 336 shares will be held pursuant to the Smith 10b5-1 Plan.  Based on his current ownership of Common Stock, if the options to purchase all of the 820 shares of Common Stock subject to the Smith 10b5-1 Plan were exercised in full, and 484 of the shares acquired upon exercise were sold and 336 of the shares acquired were held, Mr. Smith would beneficially own approximately 3,732 shares of Common Stock.

On August 28, 2017, Marya M. Rose, Vice President and Chief Administrative Officer of the Company, entered into a pre-arranged stock trading plan (the “Rose 10b5-1 Plan” and, together with the Smith 10b5‑1 Plan, the “Plans”) to exercise options to purchase a limited number of shares of the Company’s Common Stock and to sell the shares acquired on exercise, and to sell a limited number of her shares of the Company’s Common Stock.  The Rose 10b5-1 Plan allows for the exercise of options to purchase a maximum of 23,540 shares of Common Stock if the Common Stock reaches specified market prices during the period commencing 60 days after adoption of the Rose 10b5-1 Plan and continuing until the options to purchase all 23,540 shares have been exercised and the acquired shares sold, or April 28, 2018, whichever occurs first.  The shares acquired upon exercise will be sold contemporaneously with the exercise.  In addition, the Rose 10b5-1 Plan allows for the sale of a maximum of 1,200 shares of Common Stock at a specified market price commencing 60 days after adoption of the Rose 10b5‑1 Plan and continuing until all 1,200 shares are sold or April 28, 2018, whichever occurs first.  Based on her current ownership of Common Stock, if the options to purchase all of the 23,540 shares of Common Stock subject to the Rose 10b5-1 Plan were exercised in full, and all of the shares acquired upon exercise were sold, and if all of the 1,200 additional shares of Common Stock subject to the Rose 10b5‑1 Plan were sold, Ms. Rose would beneficially own approximately 14,664 shares of Common Stock.

The Plans were designed to comply with the Company’s insider trading policies and the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, which permit an officer or director to enter into a pre-arranged plan for buying or selling Company stock at a time when the officer or director is not in possession of material, nonpublic information about the Company.  Mr. Smith and Ms. Rose will continue to be subject to the Company’s stock ownership guidelines, and the sales contemplated by the Plans will not reduce Mr. Smith’s or Ms. Rose’s ownership of Common Stock below the levels required by the guidelines.

All sales of Common Stock under the Plans will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 5, 2017

CUMMINS INC.
/s/ Mark J. Sifferlen Mark J. Sifferlen Corporate Secretary